EXHIBIT 99.1
                                                                    ------------
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VIVUS
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For More Information:

Investors:  Christina Weisgerber
(650) 934-5240 or weisgerber@vivus.com

Media:  Nathan Kaiser
(415) 318-4235 or kaisern@fleishman.com



FOR IMMEDIATE RELEASE
---------------------



                VIVUS AWARDED $4.0 MILLION IN JANSSEN ARBITRATION

                  REVISED 2003 THIRD QUARTER FINANCIAL RESULTS


MOUNTAIN VIEW, CALIF. (OCTOBER 28, 2003) -- VIVUS, INC. (NASDAQ NM: VVUS), today announced resolution of its arbitration claim against Janssen Pharmaceutica International (Janssen) with the American Arbitration Association related to payments owing to VIVUS under a previously terminated distribution agreement between the companies. The arbitration panel awarded VIVUS $4.0 million. The award consisted of $3.7 million for manufactured inventory and lost profits, and $323,000 for legal fees and other related expenses. The Company is awaiting payment from Janssen.

"Although this arbitration process was a lengthy one, we feel vindicated in our pursuit of a fair settlement for the Company," said Leland Wilson President and CEO of VIVUS. "The Company will use these funds to augment our clinical development efforts for Phase 3 trials for ALISTA and Phase 2 trials for TA-1790."


REVISED FINANCIAL RESULTS
-------------------------

For the three months ended September 30, 2003, VIVUS reports revised net income of $3.9 million, $0.10 net income per share, compared to a previously reported net loss of ($1.5) million, ($0.04) net loss per share.

Total revenue for the three months and nine months ended September 30, 2003 increased by a total $5.0 million when compared to the revenue figures previously reported by the Company prior to receiving the award. $3.7 million of the additional revenue represents amounts due from Janssen under the award. The remaining $1.3 million results from recognizing Janssen related revenue that was previously deferred pending the outcome of the arbitration.

Total operating expenses for the three months ended September 30, 2003 decreased $323,000 from the previously reported figures due to the final arbitration award including reimbursement of legal fees and other expenses related to the arbitration.

For the nine months ended September 30, 2003, VIVUS reports a revised net loss of ($2.2) million, ($0.06) net loss per share, compared to a previously reported net loss of ($7.6) million, ($0.22) net loss per share.

Accounts receivable as of September 30, 2003 was $5.9 million, an increase of $4.0 million compared to previously reported accounts receivable of $1.9 million.

Cash, cash equivalents and available-for-sale securities was not affected by the arbitration panel award.



ABOUT VIVUS
-----------

VIVUS, Inc., (Nasdaq NM: VVUS) is a pharmaceutical company engaged in the development of innovative therapies for the treatment of quality-of-life disorders in men and women, with a focus on sexual dysfunction. Current development programs target Female Sexual Dysfunction (FSD), Erectile Dysfunction (ED) and Premature Ejaculation (PE). VIVUS developed and markets in the U.S. MUSE(R) (alprostadil) and ACTIS(R), two innovations in the treatment of erectile dysfunction, and has partnered with Meda AB (Stockholm: MEDAa.ST) for the international marketing and distribution of its male transurethral ED products. In Canada, VIVUS has partnered exclusively with Paladin Labs (TSE:
PLB) to market and distribute MUSE. For more information, please visit the Company's Web site at: www.vivus.com.




                             Financial Tables Follow

                                   VIVUS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)




                                                      THREE MONTHS ENDED             NINE MONTHS ENDED
                                                  -------------------------      -------------------------
                                                 SEPTEMBER 30   SEPTEMBER 30    SEPTEMBER 30    SEPTEMBER 30
                                                     2003           2002            2003            2002
                                                  ----------     ----------      ----------      ----------
                                                  (unaudited)    (unaudited)     (unaudited)     (unaudited)
Revenue
    US product, net                               $    4,071     $    3,375      $   10,150      $   13,436
    International product                              1,426            155           3,264           1,024
    Other revenue                                      5,033             --           5,033              --
                                                  ----------     ----------      ----------      ----------

        Total revenue                                 10,530          3,530          18,447          14,460

Cost of goods sold                                     3,002          2,292           8,210           7,196
                                                  ----------     ----------      ----------      ----------

Gross profit                                           7,528          1,238          10,237           7,264
                                                  ----------     ----------      ----------      ----------

Operating expenses:
    Research and development                           1,821          2,707           5,951           9,460
    Selling, general and administrative                2,255          2,607           7,319           8,007
                                                  ----------     ----------      ----------      ----------

        Total operating expenses                       4,076          5,314          13,270          17,467
                                                  ----------     ----------      ----------      ----------

Income (loss) from operations                          3,452         (4,076)         (3,033)        (10,203)

Interest and other income                                202            354             571           1,015
                                                  ----------     ----------      ----------      ----------

Income (loss) before benefit for income taxes          3,654         (3,722)         (2,462)         (9,188)

Benefit for income taxes                                 219             --             219             268
                                                  ----------     ----------      ----------      ----------
        Net income (loss)                         $    3,873     $   (3,722)     $   (2,243)     $   (8,920)
                                                  ==========     ==========      ==========      ==========


Net income (loss) per share:
                   Basic                          $     0.10     $    (0.11)     $    (0.06)     $    (0.27)

                   Diluted                        $     0.10     $    (0.11)     $    (0.06)     $    (0.27)

Shares used in per share computation
                   Basic                              37,653         32,950          35,263          32,882

                   Diluted                            38,064         32,950          35,263          32,882

                                   VIVUS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                     (in thousands, except per share amount)


                                                          SEPTEMBER 30         DECEMBER 31
                                                              2003                 2002*
                                                           ----------           ----------
                                                          (unaudited)
Current assets:
    Cash and cash equivalents                              $    7,671           $   12,296
    Available-for-sale securities                              13,626               11,206
    Accounts receivable                                         5,935                3,592
    Inventories                                                 1,320                1,358
    Prepaid expenses and other assets                           1,624                1,497
                                                           ----------           ----------
        Total current assets                                   30,176               29,949
    Property and equipment                                      8,637               10,084
    Restricted cash                                             3,324                3,324
    Available-for-sale securities, non-current                 19,670                6,324
                                                           ----------           ----------
        Total assets                                       $   61,807           $   49,681
                                                           ==========           ==========


Current liabilities:
    Accounts payable                                       $    1,636           $    1,866
    Accrued and other liabilities                               7,207                9,109
                                                           ----------           ----------
        Total current liabilities                               8,843               10,975

    Accrued and other long-term liabilities                     4,208                4,321
                                                           ----------           ----------
        Total liabilities                                      13,051               15,296
                                                           ----------           ----------

Stockholders' equity:
    Common stock; $.001 par value; shares
       authorized 200,000; shares outstanding -
       September 30, 2003 37,653;
       December 31, 2002 32,999;                                   38                   33
    Additional paid-in capital                                151,791              135,005
    Accumulated other comprehensive income                        104                  281
    Accumulated deficit                                      (103,177)            (100,934)
                                                           ----------           ----------

        Total stockholders' equity                             48,756               34,385
                                                           ----------           ----------
        Total liabilites and stockholder's equity          $   61,807           $   49,681
                                                           ==========           ==========


     * The Condensed Consolidated Balance Sheet at December 31, 2002 has been derived from the Company's audited financial statements at that date.